UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 10, 2013, Pharmacyclics, Inc. (the “Company”) announced the results of 40 clinical, non-clinical and pre-clinical presentations on ibrutinib (IMBRUVICA™) at the 55TH Annual meeting of the American Society of Hematology (“ASH”) held in New Orleans, Dec 7 - 10, 2013. There were seven presentations of clinical data, of which five were oral presentations, including one “Best of ASH” presentation on Waldenström’s macroglobulinemia (“WM”). In total, 33 additional pre-clinical and non-clinical presentations provided new discoveries using ibrutinib; seven of these were oral presentations. The presentations further elucidated the mechanism of action of ibrutinib and its effect in the tumor microenvironment and provided data on quality of life changes. Results covered various B-cell malignancies: chronic lymphocytic leukemia /small lymphocytic lymphoma, WM, and non-Hodgkin lymphoma.

The foregoing description is qualified in its entirety by reference to the Company’s press release dated December 10, 2013, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, provided, however, the information found in the websites referenced therein, are not incorporated by reference into this report.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

December 10, 2013

PHARMACYCLICS, INC.

By:	/s/ Manmeet Soni
	Name:	Manmeet Soni
	Title:	Executive Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 10, 2013.